UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Ebix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 30, 2009, for Ebix Inc. for Holders as of September 9, 2009
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, go to www.proxydocs.com/ebix. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2009 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before October 20, 2009.

View Proxy Materials and Annual Report Online at www.proxydocs.com/ebix A convenient way to view proxy materials and VOTE!
To view your proxy materials online, go to www.proxydocs.com/ebix. Have the 12 digit control number available when you access the webstie and follow the instructions.

Printed materials may be requested by one of the following methods:

INTERNET www.investorelections.com/ebix	TELEPHONE (866) 648-8133		*E-MAIL paper@investorelections.com

You must use the 12 digit control number located in the shaded gray box below.		*
If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

Company Name Notice of Annual Meeting

Date:	Friday, October 30, 2009
Time:	11:00 am local time
Place:	Ebix Inc. Headquarters – Five Concourse Parkway, Suite 114, Atlanta, GA 30328
The purpose of the Annual Meeting is to take action on the following proposal:
Proposal One – Proposal to elect the following as directors until the next Annual Meeting of the stockholders and until their successors are elected and qualified. 01 Robin Raina, 02 Hans U. Benz, 03 Pavan Bhalla, 04 Neil D. Eckert, 05 Rolf Herter, 06 Hans Ueli Keller as directors until the next Annual Meeting of the stockholders and until their successors are elected and qualified.
Should you require directions to the annual meeting, please call (678) 281-2036
Vote In Person Instructions: While we encourage shareholders to vote by the means indicated above, a shareholder is entitled to vote in person at the annual meeting. Additionally, a share holder who has submitted a proxy before the meeting, may revoke that proxy in person at the annual meeting.

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

EBIX, INC.

Meeting Information
Meeting Type: Annual Meeting
For holders as of: September 09, 2009
Date: October 30, 2009     Time: 11:00 AM EDT

Location:	Ebix, Inc. Headquarters
5 Concourse Parkway
Suite 114
Atlanta, GA 30328
You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report           2. Notice & Proxy Statement
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 18, 2009 to facilitate timely delivery.
— How To Vote —
Please Choose One of The Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items
The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors

Nominees

01	Robin Raina

02	Hans U. Benz

03	Pavan Bhalla

04	Neil D. Eckert

05	Rolf Herter

06	Hans Ueli Keller

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions